UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2008 (August 15, 2008)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA (Address of principal executive offices)	30308 (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2008, Oxford Industries, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”). The parties to the Revolving Credit Agreement are the Company and its subsidiary Tommy Bahama Group, Inc. as the borrowers (the “Borrowers”), certain subsidiaries of the Company as guarantors (the “Guarantors”), the financial institutions party thereto as lenders, the financial institutions party thereto as issuing banks, SunTrust Bank as administrative agent (the “Administrative Agent”), Bank of America, N.A. as Syndication Agent, and SunTrust Robinson Humphrey, Inc. as Lead Arranger and Bookrunner. The Revolving Credit Agreement amends and restates the Company’s Amended and Restated Credit Agreement, dated as of July 28, 2004, as amended, (the “Prior Credit Agreement”) among the Company, certain domestic subsidiaries of the Company as borrowers or guarantors, certain financial institutions party thereto as lenders, certain financial institutions party thereto as the issuing banks and SunTrust Bank, as administrative agent.
The Revolving Credit Agreement provides for a revolving credit facility which may be used to fund working capital, to fund future acquisitions and for general corporate purposes. The covenants in the Revolving Credit Agreement generally are less restrictive and provide the Company greater flexibility than those contained in the Prior Credit Agreement.
The material terms of the Revolving Credit Agreement are as follows:
•	The Revolving Credit Agreement provides for a revolving credit facility of up to $175,000,000, which may be increased by up to $100,000,000 by the Borrowers subject to certain conditions. The Prior Credit Agreement provided for a revolving credit facility of up to $280,000,000.

•	The total amount of availability under the Revolving Credit Agreement is limited to a borrowing base consisting of specified percentages of eligible categories of assets. The Administrative Agent has certain discretion to establish reserves with respect to the calculation of borrowing base availability.

•	The Borrowers may elect to make base rate advances or LIBOR advances. Base rate advances accrue interest at floating rates equal to the higher of (i) SunTrust Bank’s prime lending rate or (ii) the federal funds rate plus 50 basis points. LIBOR advances and letters of credit accrue interest based upon a pricing grid depending on the total unused availability under the Revolving Credit Agreement. LIBOR advance rates and standby letter of credit interest rates range from 175 basis points to 225 basis points above LIBOR, while the interest rate for trade letters of credit ranges from 100 basis points to 150 basis points above LIBOR.

•	The Borrowers’ obligations under the Revolving Credit Agreement are secured by a first priority security interest in the Borrowers’ and the Guarantors’ accounts receivable (other than royalty payments in respect of trademark licenses), inventory, investment property (including the equity interests of certain subsidiaries), general intangibles (other than trademarks, trade names and related rights), deposit accounts, inter-company obligations, equipment, goods, documents, contracts, books and records and other personal property. The respective trademarks, trade names and related rights of the Borrowers and Guarantors are expressly excluded from the assets pledged in connection with the Revolving Credit Agreement and do not constitute collateral thereunder.

•	The Revolving Credit Facility contains a financial covenant that applies only if excess availability under the Revolving Credit Agreement is less than the greater of (i) $26,250,000 or (ii) 15% of the total revolving commitments for three consecutive business days. In such case, the Company’s fixed charge coverage ratio for the preceding four fiscal quarters may not be less than 1.0 to 1.0 for that period.

•	The Revolving Credit Agreement contains a number of customary affirmative covenants regarding, among other things, the delivery of financial and other information to the Administrative Agent and other lenders, maintenance of records, compliance with law, maintenance of property and insurance and conduct of business.

•	The Revolving Credit Agreement also contains certain negative covenants, including covenants that limit the Borrowers’ and their subsidiaries’ ability to (i) incur debt, (ii) guaranty certain obligations, (iii) incur liens, (iv) pay dividends to shareholders or repurchase shares of the Company’s common stock, (v) make investments, (vi) sell assets or stock of subsidiaries, (vii) acquire assets or businesses, (viii) merge or consolidate with other companies, or (ix) prepay, retire, repurchase or redeem debt.

•	The Revolving Credit Agreement generally is scheduled to mature on August 15, 2013 as compared to the Prior Credit Agreement which had a maturity date of July 28, 2009.
The above description of the Revolving Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Revolving Credit Agreement and the related Amended and Restated Pledge and Security Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01	Regulation FD Disclosure.
As of closing on August 15, 2008, the Company had approximately $102,000,000 in excess availability under the Revolving Credit Agreement.
As a result of the amendment to the Revolving Credit Agreement, during the third quarter of fiscal 2008 the Company anticipates writing off approximately $900,000 of unamortized financing costs incurred in connection with the Prior Credit Agreement.
The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.

10.1	Second Amended and Restated Credit Agreement, dated as of August 15, 2008, by and among Oxford Industries, Inc., Tommy Bahama Group, Inc., the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders, the financial institutions party thereto from time to time as Issuing Banks and SunTrust Bank, as administrative agent.

10.2	Amended and Restated Pledge and Security Agreement, dated as of August 15, 2008, among Oxford Industries, Inc., Tommy Bahama Group, Inc., Ben Sherman Clothing, Inc., Lionshead Clothing Company, Oxford Caribbean, Inc., Oxford Garment, Inc., Oxford International, Inc., Oxford of South Carolina, Inc., Piedmont Apparel Corporation, SFI of Oxford Acquisition Corporation, Tommy Bahama Beverages, LLC, Tommy Bahama R&R Holdings, Inc., Tommy Bahama Texas Beverages, LLC, Viewpoint Marketing, Inc., Oxford Lockbox, Inc. and those additional entities grantor thereto from time to time, as Grantors, and SunTrust Bank, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
August 18, 2008	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Senior Vice President